UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2026

Ameritek Ventures, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

111 W. Jackson Blvd. Suite 1146

Chicago, IL 60604

(Address of principal executive offices)

(312) 239-3574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark if the registrant is an Emerging Growth Company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On January 20, 2026 ATVK, Inc. (the “Company”) effected a 1-for-1200 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock.

The Reverse Stock Split resulted in the automatic conversion of every 1,200 shares of the Company’s common stock into one (1) share of common stock, without any change to the par value per share. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s proportional ownership interest in the Company, except for minor adjustments resulting from the treatment of fractional shares.

No fractional shares were issued in connection with the Reverse Stock Split. [Fractional shares were rounded up to the nearest whole share / rounded down / paid in cash].

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Reverse Stock Split, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State on October 2, 2025, which became effective on January 20, 2026.

The Certificate of Amendment effected the Reverse Stock Split at a ratio of 1-for-1200. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Immediately prior to the Reverse Stock Split, the Company had 10,949,226,791 shares of common stock issued and outstanding. Following the Reverse Stock Split, the Company has approximately 9,124,356 shares of common stock issued and outstanding, subject to adjustments for fractional shares.

The Company’s common stock continues to trade under the symbol ATVK. A new CUSIP number has been assigned in connection with the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits  3.1 Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ameritek Ventures, Inc.

Date: January 21, 2026

By: /s/ Shaun Passley

Name:  Shaun Passley

Title:  Custodian